UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 3, 2014

DFC Global Corp.

(Exact name of registrant as specified in charter)

Delaware	000-50866	23-2636866
(State or Other Jurisdiction of Incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

1436 Lancaster Avenue, Suite 300 Berwyn, Pennsylvania	19312
(Address of principal executive offices)	(Zip Code)

610-296-3400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Certain Officers

On February 3, 2014, the Registrant announced that Michael Hudachek (“Mr. Hudachek”), the Registrant’s current Senior Vice President of Global Collections, was appointed Chief Operating Officer of the Registrant effective on February 3, 2014.

Prior to his promotion to Chief Operating Officer, Mr. Hudachek, age 54, served as Senior Vice President of Global Collections since July 2013. Prior to that, he served as President of North American retail operations since January 2010. Prior to that, he served as Senior Vice President, US Retail since November 2007. Prior to joining the Registrant, Mr. Hudachek was employed by NFI Industries, an international provider of transportation logistics, warehousing and distribution services, where he served as Senior Vice President of Sales. Prior to that, Mr. Hudachek was employed by Aramark, Inc., a provider of managed services to business, educational, healthcare, governmental and other institutions, where he served as a Regional Vice President. Mr. Hudachek is a graduate of the US Military Academy at West Point and subsequently served in the Army, retiring as a Captain in 1987.

In connection with Mr. Hudachek’s promotion, Mr. Hudachek’s annual base salary was increased from $374,867 to $475,000 and his target annual cash bonus eligibility was increased to 90% of his base salary.

There are no arrangements or understandings between Mr. Hudachek and any other persons pursuant to which Mr. Hudachek was appointed as Chief Operating Officer of the Registrant. There are no transactions in which Mr. Hudachek has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Departure of Directors or Certain Officers

On February 3, 2014, Norman Miller (“Mr. Miller”) resigned from his position as President and Chief Operating Officer of the Registrant, effective February 28, 2014. Mr. Miller is leaving to pursue another opportunity in a non-competing industry.

Compensatory Arrangements of Certain Officers

On January 31, 2014, the Human Resources and Compensation Committee of the Registrant’s Board of Directors adopted an Executive Retention Plan (the “Retention Plan”) designed to retain certain executives. The executives eligible to receive an award under the Retention Plan are Randy Underwood, the Registrant’s Chief Financial Officer, Michael Coury, the Registrant’s Chief Innovation Information Officer, William Athas, the Registrant’s Senior Vice President of Finance and Corporate Controller, and Mr. Hudachek.

Under the terms of the Retention Plan, the Registrant will make a quarterly cash payment to each eligible executive who remains employed by the Registrant or one of its subsidiaries at the end of each calendar quarter of 2014. Additionally, Messrs. Underwood and Coury are eligible to earn a supplemental retention payment on each of January 31, 2015 and April 1, 2015 if they remain employed on such dates, and Mr. Hudachek is eligible to earn a supplemental retention payment on April 1, 2015 if he remains employed on such date.

If all payments under the Retention Plan are earned, the aggregate amount of such payments will be approximately $1,900,000. A similar retention plan has been adopted for other members of the Registrant’s management. If all payments under that plan are earned, the aggregate amount of such payments will be approximately $3,800,000. Jeffrey Weiss, the Registrant’s Chairman and Chief Executive Officer, will not participate in either of the plans.

A copy of the Retention Plan is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the Retention Plan is qualified in its entirety by reference to the full text of the Retention Plan.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.1	DFC Global Corp. Executive Retention Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DFC GLOBAL CORP.

Date: February 3, 2014	By:	/s/ William M. Athas
		Name:	William M. Athas
		Title:	Senior Vice President of Finance and Corporate Controller

EXHIBIT INDEX

Exhibit No.	Description

10.1	DFC Global Corp. Executive Retention Plan